Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

January 26, 2017

FairPoint Communications, Inc.

521 E. Morehead Street, Suite 500
Charlotte, NC 28202

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 3, 2016, to the Board of Directors of FairPoint Communications, Inc. (“FairPoint”) as Annex II to, and the references thereto under the captions “SUMMARY — Opinion of Financial Advisor to FairPoint”, “RISK FACTORS RELATING TO THE MERGER”, “THE MERGER — Background of the Merger”, “THE MERGER - Recommendation of the FairPoint Board; FairPoint’s Reasons for the Merger”, “THE MERGER — Opinion of Financial Advisor to FairPoint” and “THE MERGER — Certain Prospective Financial Information Reviewed by the FairPoint Board and FairPoint’s Financial Advisor” in, the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission on January 26, 2017 (the “Registration Statement”) and relating to the proposed merger involving FairPoint and Consolidated Communications Holdings, Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except in accordance with our prior written consent.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Daniel B. Mendelow
Daniel B. Mendelow
Senior Managing Director